Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Spark Networks, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement.

Dated: January 20, 2016

402 Fund, LP

By:	402 Capital, LLC Investment Manager

By:	/s/ Ian V. Jacobs
Name:	Ian V. Jacobs
Title:	Managing Member

SCA Partners, LP

By:	402 Capital, LLC Investment Manager

By:	/s/ Ian V. Jacobs
Name:	Ian V. Jacobs
Title:	Managing Member

402 Capital, LLC

By:	/s/ Ian V. Jacobs
Name:	Ian V. Jacobs
Title:	Managing Member

/s/ Ian V. Jacobs
Ian V. Jacobs